UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2007

                            MDU Resources Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-3480                   41-0423660
(State or other jurisdiction           (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

                            1200 West Century Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                    (Address of principal executive offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (701) 530-1000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed in a Form 8-K filed on June 19, 2007, John K. Castleberry, Executive Vice President - Administration of MDU Resources Group, Inc. (the "Company"), announced that he is retiring from the Company effective as of the close of business on July 6, 2007.

On June 29, 2007, the Compensation Committee of the Board of Directors of the Company approved a $125,000 bonus payment to Mr. Castleberry. This bonus is in recognition of the cost reductions and efficiency gains that Mr. Castleberry helped the Company realize while he was Executive Vice President - Administration.

Mr. Castleberry holds annual and long-term incentive awards, which will be forfeited or paid out based upon Company performance in accordance with the terms of the awards. Any other benefits to which Mr. Castleberry may be entitled will be determined in accordance with the provisions of the Company's plans.

Williston Basin Interstate Pipeline Company ("WBI"), a subsidiary of the Company, entered into a consulting agreement with Mr. Castleberry, commencing July 9, 2007. The term of the agreement is two years but may be shortened by WBI or Mr. Castleberry. Mr. Castleberry will receive $250.00 per hour, but not less than $125,000 for his work during 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 3, 2007

                                          MDU Resources Group, Inc.

                                          By: /s/ Doran N. Schwartz
                                              -----------------------
                                             Doran N. Schwartz
                                             Vice President and Chief Accounting
                                             Officer



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